     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2001

                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ---------------------------
                            KEY ENERGY SERVICES, INC.
              KEY ENERGY SERVICES 401(k) SAVINGS & RETIREMENT PLAN
             (Exact name of registrant as specified in its charter)

           MARYLAND                                               04-2648081
  (STATE OF JURISDICTION OF                                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                        TWO TOWER CENTER TWENTIETH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (732) 247-4822
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                   NUMBER, INCLUDING AREA CODE, OF REGISTRANTS
                          PRINCIPAL EXECUTIVE OFFICES)

                           ---------------------------

           KEY ENERGY SERVICES, INC. 401(k) SAVINGS & RETIREMENT PLAN

                            (FULL TITLE OF THE PLAN)

                           ---------------------------

                                 FRANCIS D. JOHN
                             CHIEF EXECUTIVE OFFICER
                            KEY ENERGY SERVICES, INC.
                        TWO TOWER CENTER TWENTIETH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (732) 247-4822

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

                                    COPY TO:
                              SAMUEL N. ALLEN, ESQ.
                             PORTER & HEDGES, L.L.P.
                        700 LOUISIANA STREET, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600
                               FAX: (713) 226-0229
                           ---------------------------



                                                                       PROPOSED
                                                         AMOUNT         MAXIMUM            PROPOSED          AMOUNT OF
                      TITLE OF                            TO BE      OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION
            SECURITIES TO BE REGISTERED              REGISTERED (1)   PER UNIT (2)      OFFERING PRICE          FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share (1)(3)......    400,000         $11.97             $4,788,000          $1,197

--------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares of Common Stock issuable in connection with stock splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on March 13, 2001.

(3) Pursuant to Rule 416(c), this Registration Statement also registers an indeterminate amount of plan interests.

                                      PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                  EXPLANATORY NOTE


         The information specified in Part I of Form S-8 is not filed as a part of this registration statement. Pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 will be sent or given to employees who participate in the Key Energy Services, Inc. 401(k) Savings & Retirement Plan.


                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Key Energy Services, Inc., a Maryland corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (Exchange Act File No. 1-8038) are incorporated by reference herein:

         (1)      Annual Report on Form 10-K for the fiscal year ended June 30,
                  2000;

         (2) Amendment to the Annual Report on Form 10-K/A for the fiscal year ended June 30, 2000;

         (3) Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         (4) Quarterly Report on Form 10-Q for the quarter ended December 31, 2000; and

         (5) the description of the Company's common stock, par value $0.10 per share, contained in the registration statement on Form 8-A dated March 27, 1998, including any amendments or reports that have been filed to update the description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         The Company will provide, without charge, to each participant of the Key Energy Services 401(k) Savings & Retirement Plan, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3. All such requests should be directed to:

                  Key Energy Services, Inc.
                  Two Tower Center, 20th Floor
                  East Brunswick, New Jersey 08816
                  Attention: General Counsel
                  Telephone number (732) 247-4822.


ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that:

         - the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty;

         -        the director actually received an improper personal benefit;
                  or

         - in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful.

         A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable on the basis that personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

         Article Seventh of the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"), provides that the Company shall indemnify:

         - its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law; and

         - other employees and agents to such extent as shall be authorized by the Board of Directors or the Company's Bylaws and be permitted by law.

         The foregoing rights of indemnification are exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.


ITEM 7.           EXEMPTION FROM REGISTRATION

         Not Applicable.

ITEM 8.           EXHIBITS


  4.1*            Summary Plan Description for the Key Energy Services 401(k) Savings &
                  Retirement Plan

 23.1*            Consent of KPMG LLP

 24.1*            Power of Attorney (included on the signature page hereto).


-------------------------
* Filed herewith.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) In lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant undertakes that (i) it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner, and
(ii) it will make all changes required by the IRS in order to maintain the tax-qualified status of the Plan.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of East Brunswick, State of New Jersey on March 13, 2001.


                              KEY ENERGY SERVICES, INC.


                              By: /s/ FRANCIS D. JOHN
                                  ----------------------------------------------
                              Name:   Francis D. John
                              Title:  Chairman of the Board, President and Chief
                                      Executive Officer

         We, the undersigned directors and officers of Key Energy Services, Inc., constitute and appoint Francis D. John and Thomas K. Grundman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.



          SIGNATURE                    TITLE                       DATE
          ---------                    -----                       ----

     /s/ FRANCIS D. JOHN
     --------------------
         Francis D. John       Chairman of the Board,        March 13, 2001
                              Chief Executive Officer
                                   and President

     /s/ THOMAS K. GRUNDMAN
     ----------------------
         Thomas K. Grundman  Executive Vice President,       March 13, 2001
                              Chief Financial Officer
                               (Principal Accounting
                               and Financial Officer)

                                         7


          SIGNATURE                    TITLE                       DATE
          ---------                    -----                       ----

     /s/ WILLIAM D. MANLY
     -----------------------
         William D. Manly             Director               March 13, 2001

     /s/ MORTON WOLKOWITZ
     -----------------------
         Morton Wolkowitz             Director               March 13, 2001

     /s/ DAVID J. BREAZZANO
     -----------------------
         David J. Breazzano           Director               March 13, 2001

     /s/ KEVIN P. COLLINS
     -----------------------
         Kevin P. Collins             Director               February 26, 2001

     /s/ W. PHILLIP MARCUM
     -----------------------
         W. Phillip Marcum            Director               March 13, 2001

     /s/ WILLIAM D. FERTIG
     -----------------------
         William D. Fertig            Director               February 28, 2001



THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Brunswick, State of New Jersey, on March 13, 2001.

                                       KEY ENERGY SERVICES 401(k) SAVINGS &
                                       RETIREMENT PLAN



                                       By: /s/ JACK D. LOFTIS
                                          -------------------------------------
                                              Name:  Jack D. Loftis
                                              Title: Senior Vice President and
                                                     General Counsel

                                  EXHIBIT INDEX


4.1* Summary Plan Description for the Key Energy Services 401(k) Savings & Retirement Plan

23.1*    Consent of KPMG LLP

24.1*    Power of Attorney (included on the signature page hereto)

---------------
*  Filed herewith.